UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2007

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 5.02 of this report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2007, the Company entered into an amendment (the "Amendment") to the Employment Agreement of Michael N. Regan, the Company's Chief Financial Officer. The amendment provides for Mr. Regan's continued employment until his retirement on September 30, 2007. Mr. Regan will serve as Chief Financial Officer until such time prior to his retirement date that a successor Chief Financial Officer is named. The Amendment provides for additional compensation to Mr. Regan in consideration of the deferral of his retirement date at the Company's request and the additional responsibilities he assumed when he was appointed Chief Financial Officer on November 6, 2006. The following compensation matters are addressed in the Amendment:

- no increase in Mr. Regan's annual base salary for 2007;

- a bonus for 2006 if awarded by the Compensation Committee of the Board of Directors in its sole discretion;

- a bonus for 2007 of $71,250; and

- a stay bonus in the amount of $800,000, payable within 30 days of the retirement date.

The foregoing description of the Amendment to Mr. Regan's Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and which is incorporated by reference herein. The form of Mr. Regan's Employment Agreement was filed as Exhibit 10.4 to the Company's Form 8-K filed on July 31, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 First Amendment to Employment Agreement of Michael N. Regan dated January 5, 2007

10.2 Form of Executive Employment Agreement (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on July 31, 2006).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

January 9, 2007	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Employment Agreement of Michael N. Regan dated January 5, 2007